The JPM Institutional Funds
                          6 St. James Avenue, 9th Floor
                           Boston, Massachusetts 02116
                                 (617) 423-0800

                                                     June 30, 1993


The Short Term Bond Portfolio
Elizabethan Square, 2nd Floor
P.O. Box 268
George Town, Grand Cayman, BWI

Ladies and Gentlemen:

         With respect to our purchase from you, for the account of The JPM Institutional Short Term Bond Fund, at the purchase price of $100,000, of a beneficial interest (an "Initial Interest") in The Short Term Bond Portfolio (the "Portfolio"), we hereby advise you that we are purchasing such Initial Interest for investment purposes without any present intention of withdrawing or reselling.

         The amount paid by the Portfolio on any decrease or withdrawal by us of any portion of such Initial Interest will be reduced by a portion of any unamortized organization expenses, determined by the proportion of the amount of such Initial Interest withdrawn to the aggregate Initial Interests of all holders of similar Initial Interests then outstanding after taking into account any prior withdrawals of any such Initial Interest.

                                                 Very truly yours,

                                                 THE JPM INSTITUTIONAL FUNDS


                                                 /s/ James B. Craver
                                                     James B. Craver
                                                     Secretary and Treasurer



JPM104


                                                                        [176]



I:\dsfndlgl\stb\port\amend6.txt

                              The Pierpont Funds
                                461 Fifth Avenue
                            New York, New York 10017
                                 (212) 685-2547


                                                     June 30, 1993



The Short Term Bond Portfolio
Elizabethan Square, 2nd Floor
P.O. Box 268
George Town, Grand Cayman, BWI

Ladies and Gentlemen:

         With respect to our purchase from you, for the account of The Pierpont Short Term Bond Fund, at the purchase price of $100, of a beneficial interest (an "Initial Interest") in The Short Term Bond Portfolio (the "Portfolio"), we hereby advise you that we are purchasing such Initial Interest for investment purposes without any present intention of withdrawing or reselling.

         The amount paid by the Portfolio on any decrease or withdrawal by us of any portion of such Initial Interest will be reduced by a portion of any unamortized organization expenses, determined by the proportion of the amount of such Initial Interest withdrawn to the aggregate Initial Interests of all holders of similar Initial Interests then outstanding after taking into account any prior withdrawals of any such Initial Interest.

                                              Very truly yours,

                                              THE PIERPONT FUNDS


                                              /s/ Carol R. Schepp
                                                  Carol R. Schepp
                                                  Secretary
JPM104


                                                                     [177]
I:\dsfndlgl\stb\port\amend6.txt